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                                                                    EXHIBIT 23.4

                                         100 East Wisconsin Avenue
                                         Suite 2100
                                         P.O. Box 664
                                         Milwaukee, Wisconsin 53201-0664
[LOGO]                                   Telephone 414/271-7240


                              CONSENT OF APPRAISER

     We hereby consent to the references made to us and/or our appraisal of the Freeport, Texas facility, dated as of May 31, 1995, which are made by American Rice, Inc. in the Prospectus constituting a part of Amendment No. 4 to Registration Statement No. 33-60539 on Form S-1. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        AMERICAN APPRAISAL ASSOCIATES, INC.

                                        By /s/ RONALD M. GOERGEN
                                        ----------------------------------------
                                           Ronald M. Goergen
                                           President

Milwaukee, Wisconsin
August 16, 1995